Exhibit 99.1

indie Semiconductor Acquires EXALOS AG

●	Expands indie’s ADAS and User Experience Portfolio with Breakthrough Near Infrared and Visible Superluminescent LED (SLED) as well as Semiconductor Optical Amplifier (SOA) Products
●	Accelerates Design-in Opportunities with Premier Tier One and Automotive OEMs
●	Expected to be Financially Neutral to 2H 2023 and Accretive in 2024

ALISO VIEJO, Calif., September 18, 2023 - indie Semiconductor (Nasdaq: INDI), an Autotech solutions innovator, today announced it has entered into a definitive agreement and completed the acquisition of privately held EXALOS AG, a Swiss photonics company, specializing in the design of high-performance optical semiconductors.

Founded in 2003 and based in Zürich, EXALOS has developed and launched several highly innovative advanced products for the world’s most demanding application areas. In particular, EXALOS’ field-proven SLEDs for fiber optic gyroscope and Semiconductor Optical Amplifiers (SOAs), backed by 59 global patents, complement indie’s laser and Silicon Photonics products, creating the industry’s highest-performance portfolio targeting rapidly emerging Autotech applications.

"EXALOS’ differentiated solutions immediately expand indie’s ADAS and User Experience product and technology offering to our global tier one and automotive OEM customer base," said Donald McClymont, indie’s co-founder and CEO. "Specifically, indie can now leverage EXALOS’ core Super luminescent LED, and SOA technologies to enable Head Up Display (HUD), high brightness visible lighting and Inertial Measurement Unit (IMU)-based navigational applications and, importantly, to extend our FMCW LiDAR portfolio. We are gaining a well-established team of 17 world class engineers, including the industry’s leading expertise in bright light sources based on a proprietary Gallium Nitride process. At a higher level, our acquisition of EXALOS represents another step in our quest to build a broadline Autotech powerhouse.”

“We are excited to join forces with indie at this key juncture of EXALOS’ evolution," said Christian Velez, CEO and founder of EXALOS. "Given indie’s global sales channels and demonstrated scalability, I am confident that together we can take our business to the next level, capitalizing on clear product synergies between us and extending our customer reach while preserving the EXALOS innovation engine."

Subject to the terms and conditions of the definitive agreement, indie paid approximately $45 million to EXALOS equity holders comprised of 6.6 million indie Class A common shares. In addition, if certain revenue-based performance targets are exceeded over a 24-month post-closing period, there is an opportunity for such holders to earn up to $20 million more in cash or indie Class A common shares, at indie’s election. The transaction has been approved by the boards of directors of both indie and EXALOS. The acquisition is expected to be financially neutral in 2023 and accretive to indie’s 2024 results.

The securities to be issued in connection with the transaction have not been registered under the Securities Act of 1933 and may not be resold absent registration under or exemption from such Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

About indie

indie is empowering the Autotech revolution with next generation automotive semiconductors and software platforms.  We focus on developing innovative, high-performance and energy-efficient technology for ADAS, user experience and electrification applications.  Our mixed-signal SoCs enable edge sensors spanning Radar, LiDAR, Ultrasound, and Computer Vision, while our embedded system control, power management and interfacing solutions transform the in-cabin experience and accelerate increasingly automated and electrified vehicles.  We are an approved vendor to Tier 1 partners and our solutions can be found in marquee automotive OEMs worldwide.  Headquartered in Aliso Viejo, CA, indie has design centers and regional support offices across the United States, Canada, Argentina, Scotland, England, Germany, Hungary, Morocco, Israel, Japan, South Korea and China.

Safe Harbor Statement

This communication contains “forward-looking statements” (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements include, but are not limited to, statements regarding our future business and financial performance and prospects, including the financial impact of this acquisition, and other statements identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. In addition to the factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 28, 2023 and in our other public reports filed with the SEC (including those identified under “Risk Factors” therein), the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: ; the impact of any acquisitions we may make, including our ability to successfully integrate acquired businesses and risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected; our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity; competitive products and pricing pressures; our ability to win competitive bid selection processes and achieve additional design wins; our ability to develop, market and gain acceptance for new and enhanced products and expand into new technologies and markets; trade restrictions and trade tensions; our ability to build, staff and integrate new design, testing, sales and marketing facilities throughout the world; and political and economic instability in our target markets. All forward-looking statements in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Investors are cautioned not to place undue reliance on the forward-looking statements in this press release, which information set forth herein speaks only as of the date hereof. We do not undertake, and we expressly disclaim, any intention or obligation to update any forward-looking statements made in this announcement or in our other public filings, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations

ir@indiesemi.com

Source: indie Semiconductor